SECURITIES AND EXCHANGE COMMISSION

			  Washington, D.C.  20549

			  _______________________

				Form 8 - K

			      CURRENT REPORT

		    Pursuant to Section 13 or 15 (d) of
		    the Securities Exchange Act of 1934
		    ___________________________________



      Date of Report (Date of earliest event reported): August 15,1996


			  EVERGREEN BANCORP, INC.
	  (Exact name of registrant as specified in its charter)

				 New York
			(State of Incorporation)


       0-10275                                       36-3114735
(Commission File Number)                  (IRS Employer Identification No.)




		237 Glen Street, Glens Falls, New York 12801
		   (Address of principal executive offices)


	     Registrant's Telephone Number, including area code:
			      (518) 792-1151















ITEM 5. OTHER EVENTS

On August 15, 1996, the Evergreen Bancorp, Inc. (the "Registrant") issued the press release attached a Exhibit 20.1 to this report and incorporated herein by reference.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

(a)             Financial statements - not applicable.

(b)             Pro forma financial information - not applicable.

(c)             Exhibits.

		20.1   Registrant's press release, dated August 15, 1996.





				    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




						EVERGREEN BANCORP, INC.


						By: /s/ Paul A. Cardinal
						    ------------------------
						    Paul A. Cardinal
						    Executive Vice President
						    & General Counsel
Dated: August 16, 1996





















Exhibit         Description of Exhibit


20.1            Registrant's press release, dated August 15, 1996.





FOR IMMEDIATE RELEASE                           Contact: George W. Dougan
_____________________                                    Chairman and CEO
							 (518) 792-1151



	    EVERGREEN BANCORP DECLARES TWO-FOR-ONE STOCK SPLIT
		AND PLANS FOURTH QUARTER DIVIDEND INCREASE



GLENS FALLS, New York (August 15, 1996) - Evergreen Bancorp, Inc. (Nasdaq/NM:EVGN) today announced that its Board of Directors has declared a two-for-one stock split to be effected in the form of a 100% stock dividend. The shares issuable from the stock split will be distributed on or about September 16, 1996, to stockholders of record on August 30, 1996.

The Board also announced that it intends to increase the cash dividend on the newly split shares in the fourth quarter of 1996. The actual amount of the new dividend will be determined by the Board after it has reviewed results for the third quarter ending September 30, 1996.

Commenting on the announcement, George W. Dougan, Chairman and Chief Executive Officer, said, "The stock split and increased cash dividend reflect the recent appreciation in Evergreen's stock and the Board's confidence in the current and future operating performance of the Company. We felt it prudent, in light of the Board's recent approval of an additional stock repurchase plan, to announce these positive developments prior to initiating any repurchase transactions."

Evergreen Bancorp, Inc., with headquarters in Glens Falls, New York, operates 24 banking offices in the Capital Region of New York as well as Clinton, Saratoga, Warren, and Washington Counties.